Exhibit 99.3

Investor Day: Feedstock Overview June 23, 2021

2 Investor Day | June 23, 2021 2 Investor Day: Feedstock Overview PureCycle management discuss how both plastics and recycling has evolved from the 1930s to today and PureCycle’s strategy for securing both mixed plastics and waste polypropylene. Additionally, the Company discusses, that in line with its’ feedstock strategy, the Company is establishing a Feedstock R&D facility that is designed to process a range of (i.) bulky rigids, (ii.) tubs, lids, containers bales (iii.) #5 polypropylene bales, (iv.) mixed polypropylene bales, and (v.) #3 - #7 bales (“mixed plastics”) bales to evaluate the optimal pre - processing equipment and technologies to deliver the highest percentage of polypropylene feedstock into the purification process. The Feedstock R&D facility will couple processing equipment from Herbold with infrared sorting technology from TOMRA Systems and advanced polyolefin water separation technology from Impact Recycling.

PURECYCLE™

# 1930s

## INNOVATION DURING WAR TIME

Plastics original value proposition was to be a lighter, safer, better alternative to products used everyday.

While Nylon was repurposed for military applications[1], HDPE used in light weighting and held as a state secret.[2]

The original invention of plastic made society more sustainable in the short term.



A



B



C



Years until first mill accept plastics: 40[3]

1. https://www.sciencehistory.org/the-history-and-future-of-plastics
2. https://www.plasticsindustry.org/history-plastics
3. https://www.aaapolymer.com/history-of-plastic-recycling/

http://www.combat.ws/S4/MILTERMS/MT-G.HTM A
https://www.seattlepi.com/business/slideshow/Boeing-military-aircraft-142933.php B
https://www.airforcemag.com/article/rise-of-the-air-corps/ C

PURECYCLE™

# 1950s

## THE EXPONENTIAL GROWTH OF PLASTICS

Polyester first reached the market and is hailed as a wonder fiber. You could wash a garment, hang it up, and have it ready to wear in a couple of hours with no need for ironing!

Plastic packaging replaces traditional packaging due to economical, convenient, and environmentally friendly attributes. Single use and disposal was not the primary value proposition of plastics initially.


It takes hard work to make a good leisure suit.
JAYMAR
Where slacks are only the beginning.
A


New summer suits are lightest ever, yet stay pressed
B


C

Plastics Production: 1.5M[1] TONS



Years until first mill accepts plastics: 20[2]

1. https://journals.openedition.org/factsreports/5071
2. https://www.aaapolymer.com/history-of-plastic-recycling/

https://www.pinterest.com/pin/319614904777749134/?d=t&mt=login A264705156479 B
https://hemaplastindustries.com/wp-content/uploads/2021/04/brochure.2.pdf C

PURECYCLE™

# 1980s

## THE FOCUS ON RECYCLING BEGINS

As we begin running out of landfill space the nation shifts their focus to recycling. Along with this renewed focus comes the Creation of Resin Identification Codes.

However, as plastics became more ubiquitous and the cost of production continued to go down, there was not enough thought given to end of life waste processing or creating secondary applications for discarded plastics.


WE RECYCLE
A


NEXT TIME... TRY RECYCLING
B


1 PETE
2 HDPE
3 V
4 LDPE
5 PP
6 PS
7 OTHER
C



Plastics Production: 6.8M[1] TONS

Tons Recycled: 20,000[1] | Recycling Rate: 0.30%

https://www.yournec.org/have-you-been-recycling-wrong/ A
https://pleasedrinksustainably.com/blog/the-boat-that-got-america-recycling B
https://www.recyclelogos.org/recycling-symbols.htm C

1. https://www.epa.gov/facts-and-figures-about-materials-waste-and-recycling/plastics-material-specific-data

PURECYCLE™

# 1990s

## NEW LEGISLATION AND PLASTIC STREAMS

In the 90s we see collective interest in solving the existing problem, but as soon as we start solving the bottle problem, broader uses of a range of plastics emerge.

This results in progress and investments on a select set of plastics, but doesn't anticipate where the market is going. Thus, the recycling rate moves in a linear fashion after an exponential jump.



PETE

A



CODED WITH
PETE
OR
HDPE
ONLY
PLASTICS
ONLY

B



C

Plastics Production: 17.1M[1] TONS



Tons Recycled: 2.5M[1] | Recycling Rate: 7.9%

https://www.history.com/news/recycling-history-america A
https://www.kdrv.com/content/news/Southern-Oregon-waste-management-companies-now-accepting-more-plastic-bottles-569860351.html B
https://roguedisposal.com/about-us/news/service-updates/get-ready-to-welcome-a-familiar-face-back-to-the-curbside-recycling-family C

1. https://www.epa.gov/facts-and-figures-about-materials-waste-and-recycling/plastics-material-specific-data

EARLY 2000s RECYCLING CHALLENGES ARISE By the time we get to the era surrounding 2018 there’s a confluence of events. China stops taking mixed plastics, resins are mixed together, single stream recycling is in full swing to help make life for the consumer easier and only limited markets exist for grey and black resin. Flexible packaging gets mixed up with paper and newer applications demand recycling solutions, but there are limited dollars available to solve for this problem. Plastics Production: 35.6M 1 Tons Recycled: 3.1M 1 | Recycling Rate: 8.7% ϭϵϲϬ ϭϵϳϬ ϭϵϴϬ ϭϵϵϬ ϮϬϬϬ ϮϬϬϱ ϮϬϭϬ ϮϬϭϱ ϮϬϮϬ ϮϬϮϱ ϮϬϯϬ 1. https://www.epa.gov/facts - and - figures - about - materials - waste - and - recycling/plastics - material - specific - data TONS http://pops.moenv.gov.jo/EN/Pages/Project__Components A https://www.plasticstoday.com/recycling/report - investigates - failure - recycling - address - us - plastic - waste - problem B A B

PURECYCLE™

# THE FUTURE OF PLASTIC

## RENEWABLE RESOURCE WITH INFINITE USE

PP is versatile and enabling the next renaissance of plastics recycling where innovations across all plastics are driving us towards a circular economy. It will take all of us to bring recycling rates to where they need to be.

We believe that if a rPP resin can be offered that is interchangeable with virgin we'll see even more PP applications emerge.


A


B




C

Plastics Production: Linear



Tons Recycled: Exponential

1. Extrapolated based on ~3.5% growth rate; GrandView Research (https://www.grandviewresearch.com/industry-analysis/global-plastics-market)

https://www.worldfootwear.com/news/adidas-1-million-pairs-of-sneakers-made-from-ocean-trash/3055.html A
https://www.elcarrocolombiano.com/autos-del-mundo/bmw-i4-concept-un-coupe-de-cuatro-puertas-con-tesla-en-la-mira/ B
https://www.cladglobal.com/architecture_design_news?codeid=337267 C

9 Investor Day | June 23, 2021 9 Feedstock Overview: Sourcing Strategy

10 Investor Day | June 23, 2021 10 Feedstock Overview: R&D Facility